EXHIBIT 23.4

                         Consent of Independent Auditors

         We consent to the incorporation by reference in this Registration Statement (Form S-4) pertaining to the merger of German American Bancorp and Holland Bancorp, Inc., of our report, dated February 16, 1998, on the consolidated financial statements of CSB Bancorp as of December 31, 1997 and for the year then ended, appearing in German American Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999.





  /s/ Gaither Rutherford & Co., LLP
Gaither Rutherford & Co., LLP

July 18, 2000
Evansville, Indiana